Amendment to Land Rights Agreement to reflect reincorporation of IAC in Maryland.

               AMENDMENT No. 3 dated as of May 2, 1996 to the Exclusive Land Rights and Non-Competition Agreement dated as of November 21, 1993 as amended by Amendment No. 1 thereto dated April 20, 1995 and Amendment No. 2 thereto dated July 18, 1995 (as so amended, the "Existing Agreement").

                             W I T N E S S E T H:

               WHEREAS, The Irvine Company, a Michigan corporation ("Irvine"), Irvine Apartment Communities, L.P., a Delaware limited partnership ("Partnership"), Irvine Apartment Communities, Inc., a Delaware corporation ("IAC Delaware"), and Mr. Donald Bren, an individual ("Bren"), have entered into the Existing Agreement;

               WHEREAS, on May 2, 1996 and pursuant to an Agreement and Plan of Merger dated as of March 20, 1996 IAC Delaware was merged (the "Merger") with and into Irvine Apartment Communities Maryland, Inc., a Maryland corporation, which was the surviving corporation in the Merger and which in connection with the Merger changed its name to Irvine Apartment Communities, Inc. ("IAC Maryland"); and

               WHEREAS, the parties hereto desire to amend the Existing Agreement as set forth below as a result of the Merger in order to reflect the assumption by IAC Maryland of all of IAC Delaware's rights and obligations thereunder.

               NOW, THEREFORE, the parties hereto agree as follows:

               Section 1. IAC Maryland hereby assumes all of the rights and all of the obligations of IAC Delaware under the Existing Agreement and agrees to be bound by the terms of the Existing Agreement as if originally named a party thereto and Irvine, Partnership and Bren hereby consent to such assumption.

               Section 2. From and after the date hereof all references in the Existing Agreement to IAC Delaware and REIT shall be deemed for all purposes to mean IAC Maryland.

               Section 3. Except as amended hereby, the provisions of the Existing Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

               Section 4. The validly, construction and enforceability of this Amendment shall be governed in all respects by the internal laws of the State of California without regard to its conflict of laws rules.

               Section 5. This Amendment may be executed in two or more counterparts, all of which taken together with signature pages from each party hereto shall be considered the same agreement, binding against all parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

         "IRVINE"                           "PARTNERSHIP"
THE IRVINE COMPANY,              IRVINE APARTMENT COMMUNITIES, L.P.,
a Michigan corporation           a Delaware Limited Partnership


By: /s/ Norman J. Metcalfe       By: IRVINE APARTMENT COMMUNITIES, INC.,
   --------------------------          a Maryland corporation, its sole
     Norman J. Metcalfe                General Partner
     Vice Chairman



By: /s/ Michael D. McKee              By: /s/ Richard E. Moran Jr.
   --------------------------        ----------------------------------
     Michael D. McKee                 Richard E. Moran Jr.
     Executive Vice President         Executive Vice President and
                                       Chief Financial Officer


                                      By: /s/ James E. Mead
                                         -------------------------------
                                      James E. Mead
                                      Senior Vice President and Treasurer


         "BREN"                              "REIT"
                                 IRVINE APARTMENT COMMUNITIES, INC.,
                                   a Maryland corporation



/s/ Donald Bren                       By: /s/ Richard E. Moran Jr.
- - - ------------------------                 -------------------------------
DONALD BREN                           Richard E. Moran Jr.
                                      Executive Vice President
                                       and Chief Financial Officer


                                      By: /s/ James E. Mead
                                         -------------------------------
                                      James E. Mead
                                      Senior Vice President and Treasurer